Exhibit 99.1

Date:	July 30, 2020	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS SECOND QUARTER 2020
EARNINGS PER DILUTED SHARE OF $1.62 AND
ADJUSTED EARNINGS PER DILUTED SHARE OF $1.87(1)
•Q2 net sales -21% (organic -21%)
•Q2 diluted EPS of $1.62; adjusted diluted EPS of $1.87(1)
◦Includes restructuring and related investment ($0.09)
•Q2 Free Cash Flow of $178 million(3)
•Reinstating FY20 diluted EPS guidance of $6.00-$6.25; adjusted EPS of $7.00-$7.25(1)
SHELTON, CT. (July 30, 2020) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the second quarter ended June 30, 2020.
“Hubbell effectively navigated a challenging economic environment in the second quarter, delivering operating margin expansion and strong free cash flow generation despite significantly lower volumes,” said David G. Nord, Chairman and Chief Executive Officer. “We continue to realize substantial benefits from our ongoing operational transformation, as our investments in restructuring and footprint optimization are paying off by generating attractive savings. Proactive compensation reduction actions, as well as lower operating expenses and continued execution on price/cost, allowed us to overcome headwinds from COVID-19 related inefficiencies. Additionally, our intense focus on working capital management once again drove very robust free cash flow generation in the quarter.”

Mr. Nord continued, “Grid hardening and modernization initiatives, along with ongoing renewable energy trends, provided resilience in demand for T&D components in our Utility facing markets. As expected and previously communicated, while supply chain disruptions as a result of COVID-19 affected our ability to fully meet this demand in the second quarter, all of our manufacturing facilities are currently operational and we are well positioned to continue serving the critical infrastructure needs of our customers. As anticipated, Aclara revenues were negatively affected in the quarter by regulatory restrictions on project deployments and installations as a result of the COVID-19 pandemic. Our Electrical businesses faced broad-based declines in the quarter driven primarily by weaker end markets.”
Mr. Nord concluded, “Hubbell’s second quarter results reflect strong execution in an uncertain and volatile environment. We remain cautious on near-term volume expectations, but with aggressive cost actions underway and continued opportunity for operational improvement ahead of us, we are confident in our ability to drive consistent and differentiated performance. Our high quality portfolio of electrical and utility solutions with strong brand value and best in class reliability positions us well for long-term success."

COVID-19 UPDATE
Hubbell also today provided an update on the impact of the COVID-19 pandemic on our business and operations. "At Hubbell, our priority is the safety and well-being of our employees, their families, our customers and suppliers, and our communities," said Chairman and CEO Dave Nord. "Hubbell provides mission-critical electrical and utility solutions that enable our customers to operate critical infrastructure safely, reliably and efficiently. We are committed to continue supporting our customers with high quality products while protecting the safety of our employees."
Hubbell is generally deemed an essential manufacturer by various authorities in the localities where we operate. While we faced supply chain disruptions as a result of the pandemic in the second quarter, these were resolved within the quarter as expected, and all of our facilities are currently operational.

SECOND QUARTER FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on second quarter results in 2020 and 2019.
Electrical segment net sales in the second quarter of 2020 of $507 million compared to $688 million reported in the second quarter of 2019. Organic sales declined 26% in the quarter while the net impact of acquisitions and divestitures subtracted <1%. Operating income was $57 million, or 11.3% of net sales, compared to $88 million, or 12.8% of net sales in the same period of 2019. Adjusted operating income was $63 million, or 12.4% of net sales, in the second quarter of 2020 as compared to $94 million, or 13.6% of net sales in the same period of the prior year (1). The decreases in adjusted operating income and adjusted operating margin were primarily due to lower volumes and COVID-19 related inefficiencies, partially offset by lower operating expenses, price realization in excess of material costs, and productivity savings from restructuring and footprint optimization initiatives.
Utility Solutions segment net sales in the second quarter of 2020 decreased 13% to $442 million compared to $508 million reported in the second quarter of 2019. Organic sales declined 14% compared to the second quarter of 2019, with acquisitions contributing approximately 1% growth and foreign exchange a modest headwind. Power Systems sales declined mid single digits and Aclara sales declined by ~25%. Operating income was $74 million, or 16.8% of net sales, compared to $79 million, or 15.5% of net sales in the same period of 2019. Adjusted operating income was $87 million, or 19.7% of net sales, in the second quarter of 2020 as compared to $91 million, or 18.0% of net sales in the same period of the prior year(1). Changes in operating income and operating margin were primarily due to lower volumes and COVID-19 related inefficiencies, offset by lower operating expenses, price realization in excess of material costs, and positive mix.
Adjusted second quarter results exclude $0.25 of amortization of acquisition-related intangible assets.
Net cash provided from operating activities was $195 million in the second quarter of 2020 versus $132 million in the comparable period of 2019. Free cash flow (defined as cash flow from operating activities less capital expenditures) was $178 million in the second quarter of 2020 versus $107 million reported in the comparable period of 2019 (3).

SUMMARY & OUTLOOK
For the full year 2020, Hubbell anticipates earnings per diluted share in the range of $6.00-$6.25 and adjusted diluted earnings per share ("Adjusted EPS") in the range of $7.00-$7.25(1). Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.00 for the full year(1). The Company believes Adjusted EPS is a useful measure of underlying performance in light of our acquisition strategy.
The earnings per share and adjusted earnings per share ranges are based on an adjusted tax rate of ~23% and include approximately $0.40 of anticipated restructuring and related investment. The ranges also incorporate the impact of a previously completed divestiture and previously completed acquisitions, the net of which is expected to be a modest tailwind to 2020 adjusted EPS. The Company expects free cash flow to exceed $500 million in 2020(3).

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its second quarter 2020 financial results today, July 30, 2020 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays of the recorded conference call will be available after the call and can be accessed two hours after the conclusion of the original conference call by calling (855) 859-2056 and using passcode 7748407. The replay will remain available until August 30, 2020 at 11:59 p.m. ET. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, near-term volume, continued opportunity for operational improvement, our ability to drive consistent and differentiated performance, the impact of our high quality portfolio of electrical solutions and utility solutions with strong brand value and best in class reliability, and anticipated effects of the COVID-19 pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, end markets, results of operations and financial condition and anticipated actions to be taken by management to sustain the Company during the economic uncertainty caused by the pandemic and related governmental and business actions, and our projected financial results set forth in “Summary & Outlook” above, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking, including those regarding the adverse impact of the COVID-19 pandemic on the Company’s end markets. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, "subject to", “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: our ability to effectively execute our business plan in light of the COVID-19 pandemic; the effectiveness of the actions that we take to address the effects of the COVID-19 pandemic; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of tariffs and other trade actions taken by the U.S. and other countries; changes in product sales prices and material costs; expected benefits of productivity improvements and cost reduction actions; effects of unfavorable foreign currency exchange rates; the impact of U.S. tax reform legislation; general economic and business conditions; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures, including the sale of the Haefely business; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", and "Quantitative and Qualitative Disclosures about Market Risk" Sections in the Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q.

About the Company
Hubbell Incorporated is a global manufacturer of quality electrical products and utility solutions for a broad range of applications in the Electrical and Utility Solutions segments. With 2019 revenues of $4.6 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

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HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$949.2	$1,196.4	$2,039.5	$2,283.7
Cost of goods sold	668.7	839.0	1,445.5	1,619.0
Gross profit	280.5	357.4	594.0	664.7
Selling & administrative expenses	149.0	190.5	343.7	376.9
Operating income	131.5	166.9	250.3	287.8
Operating income as a % of Net sales	13.9%	14.0%	12.3%	12.6%
Interest expense, net	(15.7)	(17.2)	(30.8)	(34.7)
Multi-employer pension charge	—	(22.9)	—	(22.9)
Other expense, net	(2.8)	(3.2)	(6.6)	(8.6)
Total other expense, net	(18.5)	(43.3)	(37.4)	(66.2)
Income before income taxes	113.0	123.6	212.9	221.6
Provision for income taxes	23.9	25.7	48.1	49.9
Net income	89.1	97.9	164.8	171.7
Less: Net income attributable to noncontrolling interest	0.9	1.9	1.6	3.4
Net income attributable to Hubbell Incorporated	$88.2	$96.0	$163.2	$168.3
Earnings Per Share:
Basic	$1.62	$1.76	$3.00	$3.08
Diluted	$1.62	$1.75	$2.99	$3.07
Cash dividends per common share	$0.91	$0.84	$1.82	$1.68

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$485.0	$182.0
Short-term investments	9.9	14.2
Account receivable (net of allowances of $14.9 and $7.7)	644.1	683.0
Inventories, net	604.2	633.0
Other current assets	50.4	62.0
TOTAL CURRENT ASSETS	1,793.6	1,574.2
Property, plant and equipment, net	489.1	505.2
Investments	54.3	55.7
Goodwill	1,808.7	1,811.8
Other intangible assets, net	740.7	781.5
Other long-term assets	172.3	174.6
TOTAL ASSETS	$5,058.7	$4,903.0
LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$145.2	$65.4
Accounts payable	354.4	347.7
Accrued salaries, wages and employee benefits	66.6	101.5
Accrued insurance	76.9	68.1
Other accrued liabilities	237.6	262.2
TOTAL CURRENT LIABILITIES	880.7	844.9
Long-term debt	1,610.4	1,506.0
Other non-current liabilities	594.1	591.6
TOTAL LIABILITIES	3,085.2	2,942.5
Hubbell Incorporated Shareholders’ Equity	1,959.9	1,947.1
Noncontrolling interest	13.6	13.4
TOTAL EQUITY	1,973.5	1,960.5
TOTAL LIABILITIES AND EQUITY	$5,058.7	$4,903.0

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2020	2019
Cash Flows From Operating Activities
Net income attributable to Hubbell Incorporated	$163.2	$168.3
Depreciation and amortization	77.6	73.7
Stock-based compensation expense	15.9	8.3
Multi-employer pension charge	—	22.9
Provision for bad debt expense	6.8	(0.3)
Deferred income taxes	(0.5)	(4.4)
Accounts receivable, net	25.0	(59.0)
Inventories, net	24.5	(10.1)
Accounts payable	13.1	39.0
Current liabilities	(45.7)	(36.1)
Contributions to defined benefit pension plans	(1.4)	(0.2)
Other, net	25.2	7.5
Net cash provided by operating activities	303.7	209.6
Cash Flows From Investing Activities
Capital expenditures	(35.0)	(47.7)
Acquisition of businesses, net of cash acquired	(2.0)	—
Net change in investments	6.4	2.6
Other, net	3.7	3.6
Net cash used in investing activities	(26.9)	(41.5)
Cash Flows From Financing Activities
Long-term debt issuance (repayment), net	109.4	(12.5)
Short-term debt borrowings (repayments), net	73.5	(5.0)
Payment of dividends	(98.9)	(91.5)
Repurchase of common stock	(41.3)	(30.0)
Other, net	(8.1)	(9.2)
Net cash (used) provided by financing activities	34.6	(148.2)
Effect of exchange rate changes on cash and cash equivalents	(8.4)	1.0
Increase in cash and cash equivalents	303.0	20.9
Cash and cash equivalents
Beginning of period	182.0	189.0
End of period	$485.0	$209.9

HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2020	2019	2020	2019	2020	2019
	Costs of goods sold		S&A expense		Total
Restructuring costs	$4.0	$6.5	$1.7	$0.9	$5.7	$7.4
Restructuring related costs	0.3	0.2	0.2	0.2	0.5	0.4
Restructuring and related costs (non-GAAP measure) (4)	$4.3	$6.7	$1.9	$1.1	$6.2	$7.8

	Six Months Ended June 30,
	2020	2019	2020	2019	2020	2019
	Costs of goods sold		S&A expense		Total
Restructuring costs	$7.0	$7.2	$2.2	$3.2	$9.2	$10.4
Restructuring related costs	1.3	0.2	1.3	0.5	2.6	0.7
Restructuring and related costs (non-GAAP measure) (4)	$8.3	$7.4	$3.5	$3.7	$11.8	$11.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Restructuring and related costs included in Cost of goods sold
Electrical	$3.3	$5.7	$4.8	$5.8
Utility Solutions	1.0	1.0	3.5	1.6
Total	$4.3	$6.7	$8.3	$7.4
Restructuring and related costs included in Selling & administrative expenses
Electrical	$1.8	$1.0	$3.0	$2.0
Utility Solutions	0.1	0.1	0.5	1.7
Total	$1.9	$1.1	$3.5	$3.7

Impact on income before income taxes	$6.2	$7.8	$11.8	$11.1
Impact on Net income available to Hubbell common shareholders	4.7	6.0	9.0	8.4
Impact on Diluted earnings per share	$0.09	$0.11	$0.17	$0.15

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Net income attributable to Hubbell (GAAP measure)	$88.2	$96.0	(8)%	$163.2	$168.3	(3)%
Amortization of acquisition-related intangible assets, net of tax	13.9	13.5		28.5	27.1
Multi-employer pension charge, net of tax	—	17.1		—	17.1
Adjusted Net Income (1)	$102.1	$126.6	(19)%	$191.7	$212.5	(10)%

Numerator:
Net income attributable to Hubbell (GAAP measure)	$88.2	$96.0		$163.2	$168.3
Less: Earnings allocated to participating securities	(0.3)	(0.4)		(0.6)	(0.7)
Net income available to common shareholders (GAAP measure) [a]	$87.9	$95.6	(8)%	$162.6	$167.6	(3)%

Adjusted Net Income (1)	$102.1	$126.6		$191.7	$212.5
Less: Earnings allocated to participating securities	(0.4)	(0.5)		(0.7)	(0.8)
Adjusted net income available to common shareholders (1) [b]	$101.7	$126.1	(19)%	$191.0	$211.7	(10)%

Denominator:
Average number of common shares outstanding [c]	54.1	54.3		54.2	54.4
Potential dilutive shares	0.2	0.3		0.2	0.2
Average number of diluted shares outstanding [d]	54.3	54.6		54.4	54.6

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.62	$1.76		$3.00	$3.08
Diluted [a] / [d]	$1.62	$1.75	(7)%	$2.99	$3.07	(3)%

Adjusted earnings per diluted share (1) [b] / [d]	$1.87	$2.31	(19)%	$3.51	$3.87	(9)%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Net Sales [a]	$949.2	$1,196.4	(21)%	$2,039.5	$2,283.7	(11)%

Operating Income
GAAP measure [b]	$131.5	$166.9	(21)%	$250.3	$287.8	(13)%
Amortization of acquisition-related intangible assets	18.6	18.0		38.1	36.3
Adjusted operating income (1) [c]	$150.1	$184.9	(19)%	$288.4	$324.1	(11)%

Operating margin
GAAP measure [b] / [a]	13.9%	14.0%	-10 bps	12.3%	12.6%	-30 bps
Adjusted operating margin (1) [c] / [a]	15.8%	15.5%	+30 bps	14.1%	14.2%	-10 bps

Electrical segment	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Net Sales [a]	$507.1	$688.2	(26)%	$1,113.2	$1,318.4	(16)%

Operating Income
GAAP measure [b]	$57.1	$88.0	(35)%	$115.1	$156.6	(27)%
Amortization of acquisition-related intangible assets	5.8	5.6		12.2	11.4
Adjusted operating income (1) [c]	$62.9	$93.6	(33)%	$127.3	$168.0	(24)%

Operating margin
GAAP measure [b] / [a]	11.3%	12.8%	-150 bps	10.3%	11.9%	-160 bps
Adjusted operating margin (1) [c] / [a]	12.4%	13.6%	-120 bps	11.4%	12.7%	-130 bps

Utility Solutions segment	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Net Sales [a]	$442.1	$508.2	(13)%	$926.3	$965.3	(4)%

Operating Income
GAAP measure [b]	$74.4	$78.9	(6)%	$135.2	$131.2	3%
Amortization of acquisition-related intangible assets	12.8	12.4		25.9	24.9
Adjusted operating income (1) [c]	$87.2	$91.3	(4)%	$161.1	$156.1	3%

Operating margin
GAAP measure [b] / [a]	16.8%	15.5%	+130 bps	14.6%	13.6%	+100 bps
Adjusted operating margin (1) [c] / [a]	19.7%	18.0%	+170 bps	17.4%	16.2%	+120 bps

HUBBELL INCORPORATED
Adjusted EBITDA
(unaudited)
(in millions)

	Three Months Ended June 30,
	2020	2019	Change
Net income	$89.1	$97.9	(9)%
Provision for income taxes	23.9	25.7
Interest expense, net	15.7	17.2
Other expense, net	2.8	3.2
Depreciation and amortization	38.7	37.1
Multi-employer pension charge	—	22.9
Subtotal	81.1	106.1
Adjusted EBITDA (1)	$170.2	$204.0	(17)%

	Six Months Ended June 30,
	2020	2019	Change
Net income	$164.8	$171.7	(4)%
Provision for income taxes	48.1	49.9
Interest expense, net	30.8	34.7
Other expense, net	6.6	8.6
Depreciation and amortization	77.6	73.7
Multi-employer pension charge	—	22.9
Subtotal	163.1	189.8
Adjusted EBITDA (1)	$327.9	$361.5	(9)%

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	June 30, 2020	December 31, 2019
Total Debt	$1,755.6	$1,571.4
Total Hubbell Shareholders’ Equity	1,959.9	1,947.1
Total Capital	$3,715.5	$3,518.5
Total Debt to Total Capital	47%	45%
Less: Cash and Investments	$549.2	$251.9
Net Debt (2)	$1,206.4	$1,319.5
Net Debt to Total Capital (2)	32%	38%

Free Cash Flow Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$195.3	$131.5	$303.7	$209.6
Less: Capital expenditures	(17.2)	(24.4)	(35.0)	(47.7)
Free cash flow (3)	$178.1	$107.1	$268.7	$161.9

HUBBELL INCORPORATED
Footnotes

(1) References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures include adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income available to common shareholders, adjusted net income attributable to Hubbell, adjusted earnings per diluted share, and adjusted EBITDA, which exclude, where applicable:

◦Amortization of acquisition-related intangible assets associated with all of our business acquisitions, including inventory step-up amortization associated with those acquisitions,
◦A multi-employer pension charge in the second quarter of 2019 to recognize certain additional liabilities associated with the Company's participation and withdrawal from a multi-employer pension plan.
◦Adjusted EBITDA also excludes the Other income (expense), net, and Interest expense, net, captions of the Condensed Consolidated Statement of Income.

Each of these adjusted operating measures are non-GAAP measures. Management uses the adjusted measures when assessing the performance of the business. Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables within this press release.

(2) Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.

(3) Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.

(4) In connection with our restructuring and related actions we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.